Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 filed on December 29, 2006) of Pointer Telocation Ltd.(the “Company”) of our report dated March 1, 2006 with respect to the consolidated financial statements of the Company included in its Annual Report (Form 20-F), for the year ended December 31, 2005.

Kost Forer Gabbay & Kasirer /s/ A member of Ernst & Young Global

Tel Aviv, Israel

Date: December 28, 2006

Consent of Independent Auditors

        We consent to the to the incorporation by reference in the Registration Statement (Form S-8) of Pointer Telocation Ltd.(the “Company”) of our report dated February 3, 2006 with respect to the consolidated financial statements of the Company included in its Annual Report (Form 20-F), for the year ended December 31, 2005.

Grant Thornton Argentina S.C. /s/ Certified Public Accountants

Date: December 28, 2006

Consent of Independent Auditors

        We consent to the to the incorporation by reference in the Registration Statement (Form S-8) of Pointer Telocation Ltd.(the “Company”) of our report dated February 7, 2006 with respect to the consolidated financial statements of the Company included in its Annual Report (Form 20-F), for the year ended December 31, 2005.

Salles, Sainz - Grant Thornton, S.C. /s/ Certified Public Accountants

Date: December 28, 2006